UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 2, 2008
___________

CrowdGather, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of Principal Executive Offices)

(818) 435-2472
(Issuer Telephone number)

WestCoast Golf Experiences, Inc.
4199 Campus Drive, Suite 550
Irvine, California 92612

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

See Item 2.01 for a description of the agreement and plan of merger, dated April 2, 2008, among WestCoast Golf Experiences, Inc. (hereinafter referred to as the “Company” or “WestCoast”), General Mayhem, LLC and General Mayhem Acquisition Corp, a wholly owned subsidiary of the Company.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 2, 2008, the Company, General Mayhem LLC (“General”) and the Company’s wholly owned subsidiary, General Mayhem Acquisition Corp. (the “Acquisition Subsidiary”, entered into an agreement and plan of merger (the “Merger Agreement”). The merger contemplated by the Merger Agreement (“the “Merger”) closed on April 2, 2008. The Merger resulted in General merging into the Acquisition Subsidiary, with the acquisition subsidiary surviving. Prior to the Merger, the Company effected a 13-for-1 stock split of its Shares. All share numbers presented in this filing have been adjusted to reflect the stock split. Each share of General was converted into and became one (1) Share, on a post-stock split basis, such that former members of General now hold 26,000,000, or approximately 64.9%, of the outstanding Shares. On April 8, 2008, pursuant to the Agreement of Merger and Plan of Merger and Reorganization dated April 8, 2008 by and between WestCoast and Acquisition Subsidiary, the Acquisition Subsidiary merged with and into WestCoast, with WestCoast surviving. In connection with the latter merger, WestCoast changed its name to CrowdGather, Inc. (“CrowdGather”).

Additional information in response to this Item 2.01 is keyed to the Item numbers of Form 10-SB.  References throughout to “General” refer to General prior to the Merger.  References to “WestCoast” or “our predecessor” refer to WestCoast prior to the Merger.  References to the “Company,” “we,” or “our” refer to CrowdGather following the Merger.

PART I

Item 1.  Description of Business.

See Forward Looking Statements below.

General Mayhem

General was organized in California on May 6, 2004.  Our principal place of business is at 20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364.

We are an Internet company that specializes in developing online forums and message boards designed to engage, provide information to and gather information from users. We are in the process of building what we hope will become one of the largest social networks by consolidating  groups of online users that post on message boards and forums. Our goal is to create the world's best user experience for forum communities, and world class service offerings for forum owners. We believe that the communities built around messageboards and forums are the one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange around specific topics.

By providing users with the ability to search forums, we hope to improve the world’s search experience by giving people the ability to query and contribute to those communities on the web.  We hope to bring the world of forums together by providing a central destination for forum goers and forum owners to find forum news, forum tools and resources for growing communities, and most importantly, a search engine specifically for forums, to provide an environment where people can ask questions and provide answers based on human experience and shared knowledge.

Our Community of Online Forums.

Our forum community connects what we believe is a robust and vibrant network of people sharing their questions, expertise and experiences.  We hope that this collection of forums will help users easily access relevant, dynamic, and compelling user-generated content, conversations, and commerce. Our current community currently includes these forums:

Forum Name	Target Community/Discussion Topic
General Mayhem	General discussion humor
Parenting Forums	Parenting
abX zone	Computers
Love that Sound	Audiophiles and musicians
BigScreen Talk	Movies
Talk Video Games	Video Games
Iron Mass	Bodybuilding
The Weather Vane	Weather
Vista babble	Microsoft Vista discussion
Fashion Forums	Fashion
Democracy Forums	Politics
Eternal Allegiance	Celebrity and Fan
Grafitti Spot	Urban culture
Actors Forum	Acting
Club Conspiracy	Conspiracy theories
Dark Forum	General discussions, dark stories and dark art
Tech-gfx	Graphics
Alltopix	General discussion
Metal throne	Heavy metal
Beat-boot-ique	Music mash-ups
Forum Junkies	General discussion
Food Forums	Food
Metalhorde	Heavy Metal Music
Mums-room	Motherhood and parenting
Forum babes	Photographs
Spice	Relationships

We seek to continually add to the number of communities our website services by acquiring additional active forums, thereby increasing traffic to our site and the number of forums we host.

Revenues

We intend to derive revenue principally from the sale of Internet advertising and sponsorships, as well as from subscription services and e-commerce. The Internet is an attractive method for certain advertisers, depending on the number of users we have and a variety of other factors.  Internet advertising spending continues to increase on an annual basis. We believe that significant revenues can be generated from online advertising from small business service providers and product vendors.

Sales, Marketing and Distribution

We intend to pursue direct sales with advertisers interested in exposing their products or services to our forum populations on a targeted basis.  We will work not only with direct advertisers, but also advertising syndicates as represented by intermediaries.  A key component of our strategy will be to customize advertising programs that are directly relevant to an advertiser, but also not at odds with our online communities.  We will also allow for direct personalized advertising sales to the members of our respective forum communities who wish to market their products or services to their fellow members.

We hope to develop a widely recognized brand, which will enable us to attract, retain, and more deeply engage users, forum owners, advertisers, publishers, and developers. We believe a great brand begins with a great product, services, and content.  We focus on each step of product and services development, deployment, and management and content design to understand our offerings and how best to market them to our communities of potential and existing users. We hope to use online advertising, and we leverage our online network and our distribution partnerships to market our products and services to the right people at the right time. With continued investment in brand and product marketing, we believe we can continue to attract and engage users, advertisers, publishers, and developers.

Competition

We operate in the Internet products, services, and content markets, which are highly competitive and characterized by rapid change, converging technologies, and increasing competition from companies offering communication, information, and entertainment services integrated into other products and media properties.

We compete for users, advertisers, publishers, and developers with many other providers of online services, including Web businesses where expertise in a particular market segment may provide a competitive advantage and with social media and networking competitors. Ad networks (such as Yahoo!’s Yahoo! Properties, Google Inc.’s “Google” Ad sense, Ad.com, and Valueclick), which create specialized marketing solutions for specific advertiser or publishers segments, also compete with us for a share of marketing budgets.

We compete with companies to attract users and developers as well as attract advertisers and publishers to our forums. The principal competitive factors relating to attracting and retaining users include the usefulness, accessibility, integration, and personalization of the forums that we offer and the overall user experience on our site.

Many of our current and potential competitors have longer operating histories, more industry experience, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. We may not be able to compete with either the large or mid-sized companies. We are also at a significant competitive disadvantage within the Internet industry because we have limited capital resources. Our ability to compete will depend on our ability to obtain users of our products without spending any significant funds to market and promote our products.

Intellectual Property

Our intellectual property assets include products and services; trademarks related to our brands, products and services; copyrights in software and creative content; trade secrets; and other intellectual property rights and licenses of various kinds. We also currently own the web domain www.crowdgather.com, which serves as our corporate website and the future home of our new forum software platform which is currently in development. We also currently own the following domains:

Domain Names
http://www.genmay.com/ www.genmay.net/ www.genmay.info/www.genmay.biz
http://www.crowdgather.com/www.crowdgather.net/www.crowdreport.com/www.crowdreport.net www.crowdwork.com/www.crowdwork.net
http://www.parentingforums.org
http://www.abxone.com/www.abxshop.com/www.abxlabs.com/www.abxforums.com
http://www.darkforum.com
http://www.fashion-forums.com
http://www.theweathervane.info
http://www.tech-gfx.net
http://www.topgfxsite.com
http://www.talkvideogames.com
http://www.democracyforums.com
http://www.beat-boot-ique.co.uk/www.bbi.me.uk/www.bbi-radio.co.uk
http://www.clubconspiracy.com
http://www.alltopix.com/www.alltopix.net
http://www.metalthrone.net

http://www.forumbabes.com/www.forumbabes.net
http://www.graffittispot.com
http://www.eternal-allegiance.com
http://www.bigscreentalk.com/www.bigscreentalk.net
http://www.spiceforums.com
http://www.lovethatsound.com
http://www.actorsforum.com
http://www.vistababble.com/www.vistababble.net/www.vistababble.org/www.vista-babble.com
http://www.ironmass.com/www.ironmass.net/www.ironmass.org/www.ironmass.info
http://www.forumjunkies.net
http://www.metalhorde.net
http://www.mums-room.co.uk
http://www.foodforums.com

Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the U.S. and other countries, and through contractual provisions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and non-disclosure agreements with third parties with whom we conduct business in order to secure our proprietary rights and additionally limit access to, and disclosure of, our proprietary information. We consider our trademarks to be our most valuable assets and we will seek to register these trademarks in the U.S. and will seek to protect them. We have licensed in the past, and expect that we may license in the future, certain of our proprietary rights, such as trademark, patent, copyright, and trade secret rights to third parties.

Government Regulation

We are subject to regulations and laws directly applicable to providers of Internet content and services. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. The federal government and some state governments have introduced or considered legislation relating to Internet usage generally, including measures relating to privacy and data security, as well as specific legislation aimed at social networking sites, such as ours.  It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could negatively affect our business. We do not know for certain how existing laws governing issues such as property ownership, copyright and other intellectual property issues, digital rights management, security, illegal or obscene content, retransmission of media, spyware, and personal privacy and data protection apply to the Internet.  We monitor pending legislation to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments within the industry.

A number of U.S. federal laws, including those referenced below, impact our business. The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and CDA in conducting our business. Any changes in these laws or judicial interpretations narrowing their protections will subject us to greater risk of liability and may increase our costs of compliance with these regulations or limit our ability to operate certain lines of business. The Children’s Online Privacy Protection Act of 1998 (“COPPA”) prohibits web sites from collecting personally identifiable information online from children under age 13 without prior parental consent. The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”) regulates the distribution of unsolicited commercial emails, or “spam.” Online services provided by the Company may be subject to COPPA and CAN-SPAM requirements. Congress and individual states may also consider online privacy legislation that would apply to personal information collected from teens and adults. We believe that we are in material compliance with the requirements imposed by those laws and regulations.

We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We do not believe that we have not been affected by any of the rules and regulations specified in this section.

Research and Development

We seek to continually enhance, expand, and launch products and features to meet evolving user, advertiser, and publisher needs for technological innovation and a deeper, more integrated experience for the online community of social network users. We intend to leverage our internal development efforts through technology acquisitions.  We anticipate that our internal development costs for the first generation forum networking software will approximate $50,000.

Employees

We currently have approximately 4 employees, of whom 4 are full-time.  None of our employees is covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Risk Factors

An investment in our securities involves a high degree of risk.  You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, and/or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history and no history as a public reporting company.  Such limited operating history and the unpredictability of the success of online social networks makes it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets.  The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We will need additional financing to execute our business plan.

The revenues from the sale of advertising and forum memberships and the projected revenues from these potential streams are not adequate to support our expansion and product development programs.  We will need substantial additional funds to effectuate our business plan; expand our online reach and presence; develop and enhance our technological capabilities; file, prosecute, defend and enforce our intellectual property rights; and hire and retain key employees.  We will seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary.  The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Online social networking sites are new and rapidly evolving and may not prove to be a viable business model.

Online social networking sites and interest-group forums are a relatively new business model for delivering information and entertainment over the Internet, and we have only recently launched our efforts to develop a business centered on this model. It is too early to predict whether consumers will accept, and use our products on a regular basis, in significant numbers, and participate in our online community. Our products may fail to attract significant numbers of users, or, may not be able to retain the usership that it attracts, and, in either case, we may fail to develop a viable business model for our online community. In addition, we expect a significant portion of the content that we will provide to be available for free. If we are unable to successfully monetize the use of our content, either through advertising or fees for use, we may not be able to generate revenues.

We may be unable to attract advertisers to the social networking products that we develop.

We expect that advertising revenue will comprise a significant portion of the revenue to be generated by the forums that we own. Most large advertisers have fixed advertising budgets, only a small portion of which has traditionally been allocated to Internet advertising. In addition, the overall market for advertising, including Internet advertising, has been generally characterized in recent periods by softness of demand, reductions in marketing and advertising budgets, and by delays in spending of budgeted resources. Advertisers may continue to focus most of their efforts on traditional media or may decrease their advertising spending. If we fail to convince advertisers to spend a portion of their advertising budgets with us, we will be unable to generate revenues from advertising as we intend.

We hope to generate our revenue almost entirely from advertising and retaining other sites as paid participants in our community, and the reduction in spending by, or loss of, advertisers and member could seriously harm our ability to generate revenues.

We hope to generate revenues from advertisers and other communities that pay to affiliate with our site. If we are unable provide value to potential advertisers or other online communities, we may not be able to sell any ad space or memberships, which would negatively impact our revenues and business. In addition, we expect that advertisers will be able terminate their contracts with us at any time. We may encounter difficulty collecting from our advertisers because we are a very small company with limited resources to collect outstanding balances.

If we are unable to compete effectively in the social networking sector of the Internet industry, our business will fail.

The social networking sector of the Internet industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media which create alternative forms of entertainment. We compete with several major Internet companies studios which are dominant in the industry, as well as with numerous small and independent social networking companies. Many of the organizations with which we compete have significantly greater financial and other resources than we do. The majors are typically large, diversified entertainment and media companies or subsidiaries of diversified corporations which have strong relationships with advertisers and others involved in the Internet industry. We may not be able to compete with those companies for users and advertisers.

We may not be able to sustain or grow our business unless we keep up with changes in technology and consumer tastes.

The Internet and electronic commerce industries are characterized by:

• rapidly changing technology;
• evolving industry standards and practices that could render our website and proprietary technology obsolete;
• changes in consumer tastes and user demands;
• challenges, such as “click fraud,” that cast doubt on otherwise legitimate activities and practices; and
• frequent introductions of new services or products that embody new technologies.

Our future performance will depend, in part, on our ability to develop, license or acquire leading technologies and program formats, enhance our existing services and respond to technological advances and consumer tastes and emerging industry standards and practices on a timely and cost-effective basis. Developing website and other proprietary technology involves significant technical and business risks. We also cannot assure you that we will be able to successfully use new technologies or adapt our website and proprietary technology to emerging industry standards. We may not be able to remain competitive or sustain growth if we do not adapt to changing market conditions or customer requirements.

We intend to rely on third parties to maintain our systems and, if these third parties fail to perform their services adequately, we could experience disruptions in our operations.

A key element of our strategy will be to generate a high volume of traffic to our forums. Our ability to generate revenues will depend substantially on the number of customers who use our website. Accordingly, the satisfactory performance, reliability and availability of our website and network infrastructure are critical to our ability to generate revenues, as well as to our reputation.

We face significant competition from large-scale Internet content, product and service aggregators, principally Google, Microsoft and AOL.

We face significant competition from companies, principally Google, Microsoft, and AOL that have developed or acquired similar online social networking sites. These services may directly compete with us for affiliate and advertiser arrangements, which will be key to our business and operating results.  Some of these competitors offer services that indirectly compete with our services: these include consumer e-mail services, desktop search, local search, and instant messaging services; photos, maps, video sharing, content channels, mobile applications, and shopping services; movie, television, music, book, periodical, news, sports, and other media holdings; access to a network of cable and other broadband users and delivery technologies; advertising offerings; and considerable resources for future growth and expansion. Some of the existing competitors and possible additional entrants may have greater operational, strategic, financial, personnel or other resources than we do, as well as greater brand recognition either overall or for certain products and services. We expect these competitors increasingly to use their financial and engineering resources to compete with us, individually and potentially in combination with each other. In certain of these cases, our competition has a direct billing relationship with a greater number of their users through Internet access and other services than we have with our users through our premium services. This relationship may permit such competitors to be more effective than us in targeting services and advertisements to the specific preferences of their users thereby giving them a competitive advantage. If our competitors are more successful than we are in developing compelling products or attracting and retaining users, advertisers, or publishers, then our revenues and growth rates could decline.

We face significant competition from traditional media companies which could adversely affect our future operating results.

We also compete with traditional media companies for advertising, both offline as well as increasingly with their online assets as media companies offer more content directly from their own websites. Most advertisers currently spend only a small portion of their advertising budgets on Internet advertising. If we fail to persuade existing advertisers to retain and increase their spending with us and if we fail to persuade new advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

We anticipate that the majority of our revenues will be derived from advertising to our users, and the reduction in spending by or loss of current or potential advertisers would cause our revenues and operating results to decline.

We anticipate that we will primarily rely on our ability to generate revenues from advertising to our users rather than from memberships.  Our ability to develop revenue from advertising revenue depends upon:

·	establishing and maintaining our user base;
·	establishing and maintaining our popularity as an Internet destination site;
·	broadening our relationships with advertisers to small-and medium-sized businesses;

·	attracting advertisers to our user base;
·
increasing demand for our services by advertisers, users, businesses and affiliates, including prices paid by advertisers, the number of searches performed by users, the rate at which users click-through to commercial search results and advertiser perception of the quality of leads generated by our forums;

·	the successful implementation and acceptance of our advertising exchange by advertisers, networks, affiliates, and publishers;
·	the successful development and deployment of technology improvements to our advertising platform;
·	establishing and maintaining our affiliate program for our search marketing;
·	deriving better demographic and other information from our users; and
·	driving acceptance of the Web in general and of our site in particular by advertisers as an advertising medium.

We anticipate that our agreements with advertisers will likely have terms of one year or less, or may be terminated at any time by the advertiser. Accordingly, it is difficult to forecast advertising revenues accurately. Any reduction in spending by or loss of existing or potential future advertisers would cause our revenues to decline. Further, we may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

Decreases or delays in advertising spending by our advertisers due to general economic conditions could harm our ability to generate advertising revenues.

Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Since we derive most of our revenues from advertising, any decreases in or delays in advertising spending due to general economic conditions could reduce our revenues or negatively impact our ability to grow our revenues.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We hope to create, own and maintain a wide array of intellectual property assets, including copyrights, patents, trademarks, trade dress, trade secrets and rights to certain domain names, which we believe will be among our most valuable assets. We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the U.S. and other countries of the world, and through contractual provisions. The efforts we have taken or will take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products and media properties are distributed or made available through the Internet. There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages.   Protection of the distinctive elements of our site may not be available under copyright law or trademark law. If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

We are subject to U.S. and foreign government regulation of Internet services which could subject us to claims, judgments and remedies including monetary liabilities and limitations on our business practices.

We are subject to regulations and laws directly applicable to providers of Internet content and services. In addition, we will also be subject to any new laws and regulations directly applicable to our domestic and international activities. We may incur substantial liabilities for expenses necessary to defend such litigation or to comply with these laws and regulations, as well as potential substantial penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

We rely on third-party providers for our principal Internet connections and technologies, databases and network services critical to our properties and services, and any errors, failures or disruption in the services provided by these third parties could significantly harm our business and operating results.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. Any disruption, from natural disasters, technology malfunctions, sabotage or other factors, in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. We have little control over these third-party providers, which increases our vulnerability to disruptions or problems with their services. Any financial difficulties experienced by our providers may have negative effects on our business, the nature and extent of which we cannot predict.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our services. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand, our business, and operating results.

If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable replacements.

Our business is dependent, to a large extent, upon the services of our senior management.  We do not maintain key person life insurance for any members of our senior management at this time.  We currently have an employment agreement with Mr. Sabnani, which has a three-year term.  The loss of services of this person or any other key members of our senior management could adversely affect our business until suitable replacements can be found.  There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ such qualified personnel on acceptable terms.

Potential changes in accounting practices and/or taxation may adversely affect our financial results.

We cannot predict the impact that future changes in accounting standards or practices may have on our financial results. New accounting standards could be issued that could change the way we record revenues, expenses, assets, and liabilities.  These changes in accounting standards could adversely affect our reported earnings.  Increases in direct and indirect income tax rates could affect after-tax income.   Equally, increases in indirect taxes could affect our products’ affordability and reduce our sales.

Volatility of stock price may restrict sale opportunities.

Our stock price is affected by a number of factors, including stockholder expectations, financial results, the introduction of new products by us and our competitors, general economic and market conditions, estimates and projections by the investment community and public comments by other persons, and many other factors, many of which are beyond our control.  We may be unable to achieve analysts’ earnings forecasts, which may be based on projected volumes and sales of many product types and/or new products, certain of which are more profitable than others.  There can be no assurance that we will achieve projected levels or mixes of product sales. As a result, our stock price is subject to significant volatility and stockholders may not be able to sell our stock at attractive prices.

Our cash flow may not be sufficient to fund our long-term goals.

We may be unable to generate sufficient cash flow to support our capital expenditure plans and general operating activities.  In addition, the terms and/or availability of our credit facility and/or the activities of our creditors could affect the financing of our future growth.

 We are subject to the reporting requirements of federal securities laws, which will be expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of resales of the shares and the reporting of the Merger.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time consuming, difficult and costly.

It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley after the Merger. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the Internet industry and therefore increase the risks associated with our operations.

We may not be able to achieve the benefits we expect to result from the Merger.

On April 2, 2008, we entered into the Merger Agreement and closed the Merger.  We may not realize the benefits that we presently hope to receive as a result of the Merger, which includes:

· access to the capital markets of the United States;
· the increased market liquidity expected to result from the Merger;
· the ability to use registered securities to make acquisition of assets or businesses;
· increased visibility in the financial community;
· enhanced access to the capital markets;
· improved transparency of operations; and
· perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Merger will be realized in respect to our business operations. In addition, the attention and effort devoted to achieving the benefits of the Merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Upon closing of the Merger, we will operate as a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations, and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Following the Merger, our shares may have limited liquidity.

Following the Merger, a substantial portion of our shares of common stock will be subject to registration, and will be closely held by certain insider investors. Consequently, the public float for the shares may be highly limited. As a result, should you wish to sell your shares into the open market you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

· variations in our operating results;
· changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
· changes in operating and stock price performance of other companies in our industry;
· additions or departures of key personnel; and
· future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Upon the closing of the Merger, our officer and director will own a substantial portion of our outstanding common stock, which will enable him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Upon the closing of the Merger, our designated director and executive officer, Mr. Sabnani, will beneficially control approximately 52.9% of our outstanding shares of common stock.  Such stockholder could have a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the Merger, General operated as a private company without public reporting obligations, and it had committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares may be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (“SEC”).  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our past activities  and those of  our affiliates may lead to future liability for us.

Prior to our entry into the Merger Agreement, WestCoast engaged in businesses unrelated to those of General. Although the WestCoast’s stockholders are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations may not be sufficient to meet our anticipated cash needs for the near future. We may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues.

We hope to obtain significant revenues from future sales.  In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations. In the event we are not able to continue operations, our securities will become worthless.

SELECTED FINANCIAL DATA

You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and General’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the fiscal years ended December 31, 2007 and 2006, from General’s audited financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

Income Statement	Year Ending December 31, 2007	Year Ending December 31, 2006

Net Revenue	31,195	23,414
Operating Expenses	50,491	23,470
Loss from Operations	(19,296)	(56)
Net Loss Per Share	(0.00)	(0.00)

Balance Sheet	December 31, 2007	December 31, 2006

Total Assets	8,838	1,498
Total Liabilities	0	800
Shareholders' Equity	8,838	698

The transaction contemplated under the Merger Agreement is deemed to be a reverse acquisition, where WestCoast (the legal acquirer) is considered the accounting acquiree and General (the legal acquiree) is considered the accounting acquirer.  The assets and liabilities will be transferred at their historical cost with the capital structure of WestCoast. WestCoast is deemed a continuation of the business of General, and the historical financial statements of General will become the historical financial statements of WestCoast; therefore, the pro forma financial information of WestCoast will not be presented in this report.

Item 2.  Managements Discussion and Analysis of Plan of Operation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with the financial information included elsewhere in this Form 8-K, including the Company’s audited financial statements for the years ended December 31, 2007 and 2006 and related notes. Because of the reverse acquisition, the following discussion relates to the separate financial statements of General, and reference to the “Company” and to “we,” “our,” and similar words refer to General.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management’s expectations. These statements may be identified by their use of words like “plans,” “expect,” “aim,” “believe,” “projects,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Our management believes that the expectations reflected in such forward-looking statements are reasonable. However, management cannot assure you that such expectations will occur.

Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and management assumes no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by law, management is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

Overview of General Mayhem

General is an Internet company that specializes in developing online forums and message boards designed to engage, provide information to and gather information from users. Our goal is to create the best user experience for our online forum communities and value for our forum owners. General was organized under the laws of the State of California on May 6, 2004.

As a result of the Merger, General was deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of General for all periods.

Critical Accounting Policies and Estimates

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash Equivalents.  For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments purchased with maturity of three months or less to be cash equivalents.  At December 31, 2007 and 2006, the Company had no cash equivalents.

Fair Value of Financial Instruments.  Pursuant to Statement of Financial Accounting Standards (SFAS) No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash and equivalents prepaid expense, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Identifiable Intangible Assets. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill and intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually in the fourth quarter, or when events indicate that an impairment exists.  As required by SFAS 142, in the impairment tests for indefinite-lived intangible assets, the Company compares the estimated fair value of the indefinite-lived intangible assets, website domain names, using a combination of discounted cash flow analysis and market value comparisons.  If the carrying value exceeds the estimate of fair value, the Company calculates the impairment as the excess of the carrying value over the estimate of fair value and accordingly, records the loss.

Intangible assets that are determined to have definite lives are amortized over their useful lives and are measured for impairment only when events or circumstances indicate the carrying value may be impaired in accordance with SFAS 144 discussed below.

Impairment of Long-Lived Assets.  In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), the Company estimates the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may be impaired.  If the carrying value exceeds the Company’s estimate of future undiscounted cash flows, the Company then calculates the impairment as the excess of the carrying value of the asset over the Company’s estimate of its fair value.

Income Taxes. The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income.  The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130).  SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  For the years ended December 31, 2007 and 2006, the Company had no other components of comprehensive loss other than the net loss as reported on the statement of operations.

Revenue Recognition.   Revenues are to be recognized in accordance with Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when (a) persuasive evidence of an arrangement exists, (b) the services have been provided to the customer, (c) the fee is fixed or determinable, and (d) collectability is reasonably assured.

Our Business. General (“we” or “the Company”) is an internet company that specializes in the developing and hosting forum-based websites, and is headquartered in Northridge, California. Our business began on May 6, 2004.

Liquidity and Capital Resources. Our total assets were $8,838 as of December 31, 2007, which consisted of cash of $1,428, property and equipment with a net value of $510, and intangible assets of $6,900, represented by our domain names and other intellectual property owned. In conjunction with consummation of the Merger, WestCoast issued 1,000,000 shares of common stock sold pursuant to a private placement offering conducted in reliance on that exemption from the registration and prospectus delivery requirements as specified in Regulation S in exchange for cash of $890,000.  We estimate that our cash on hand subsequent to the offering may be sufficient for it to continue and expand current operations for the next twelve months. If not, we will either have to raise additional capital through the issuance of debt or equity.

Our current liabilities as of December 31, 2007 totaled $0. We had no other liabilities and no long-term commitments or contingencies at December 31, 2007.

Results of Operations

For the Year Ended December 31, 2007 as compared to the year ended December 31, 2006.

Revenue.  We realized revenues of $31,195 for the year ended December 31, 2007, in comparison to the $23,414 that we generated for the year ended December 31, 2006.

Operating Expenses. For the year ended December 31, 2007, our operating expenses were $50,491, resulting in our loss from operations of $19,296. We also had other income of $480 for the year ended December 31, 2007. Therefore, our net loss for the year ended December 31, 2007 was $19,616 after $800 for provision of income taxes. This is in comparison to our operating expenses of $23,470 for the year ended December 31, 2006, where our loss from operations was $56. We also had other income of $23, such that our loss after provision for income taxes of $800 was $833.  Because we were able to increase the scope of our operations for the year ended December 31, 2007, we generated greater revenues, at the cost of greater operating expenses than for the same period ending in 2006. We anticipate that we will continue to incur significant general and administrative expenses, but hopes to continue generating increased revenues after developing our business with the funds raised in our recent private offering, and in conjunction with the merger with WestCoast as described above.

Plan of Operation for the Next Twelve Months.  For the year ended December 31, 2007, we generated revenues of $31,195. We hope to generate increased revenues in the next twelve months after utilizing the funds raised in our recent offering to expand our online forum offerings and increase the capabilities of our existing online forums. Our failure to do so will hinder our ability to increase the size of our operations and generate additional revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. Our management believes that we do not require the services of independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-balance Sheet Arrangements

We had no off-balance sheet arrangements at December 31, 2007.

Related Party Transactions

For a description of related party transactions, please see the section of this Current Report entitled “Certain Relationships and Related Transactions.”

Item 3.  Description of Property.

As of December 31, 2007, we did not own any interests in real estate.  We lease approximately 1,578 square feet of office space located in Woodland Hills, California. The term of our lease is March 1, 2008 to December 31, 2008, and our rent is $3,472 per month. We believe that our facilities are adequate for our needs.

Item 4.  Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of April 3, 2008 by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors and those persons who will become our directors on approximately April 19, 2008, (iii) our Chief Executive Officer, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 3, 2008.  We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership	Percent of Class (3)
Sanjay Sabnani 19069 Braemore Road Northridge, California 91326	21,210,550 (1)	52.95%
Typhoon Capital Consultants, LLC (2) 19069 Braemore Road Northridge, California 91326	21,210,550	52.95%
Vinay Holdings (4) P.O. Box 983 Victoria, Mahe, Republic of Seycheles	2,664,450	6.65%
Suzanne Fischer 4199 Campus Drive, Suite 550 Irvine, California 92612	No shares, Director(5)	0%
All Executive Officers and Directors as a Group	21,210,550	52.95%

(1) Designated Director, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer.
(2) Sanjay Sabnani holds voting and dispositive power over the shares of Typhoon Capital Consultants, LLC.
(3) Based on 40,056,818 common shares issued and outstanding as of April 2, 2008.
(4) Parshotam Shambhunath Vaswani holds voting and dispositive power over the shares of Vinay Holdings, Ltd.
(5) Suzanne Fischer’s resignation as a director will be effective ten days after the Schedule 14f-1 is mailed to our stockholders, which we believe will be approximately April 19, 2008.

Item 5.  Directors and Executive Officers, Promoters and Control Persons.

Appointment of New Officers and Directors

The following table sets forth the names, ages and principal positions of our executive officers and directors as of April 3, 2008, as well as that person who will become our director on approximately April 19, 2008:

Name	Age	Positions held:
Sanjay Sabnani	37	Designated Director, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer
Suzanne Fischer	29	Director (1)

(1) Suzanne Fischer’s resignation as a director will be effective ten days after the Schedule 14f-1 is mailed to our stockholders, which we believe will be approximately April 19, 2008.

Biographical Information

Sanjay Sabnani. Sanjay Sabnani will be appointed as Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer of WestCoast on April 2, 2008 and will be our sole director ten days after the Schedule 14f-1 is mailed to our stockholders. Mr. Sabnani founded General Mayhem, LLC in May 2004. While building General Mayhem, LLC’s operations and network communities Mr. Sabnani has served senior executive roles in several public companies including: EVP Strategic Development at Hythiam, Inc. (NASDAQ:HYTM) from April 2004 to December 2007; and President and Director at Venture Catalyst, Inc. (NASDAQ:VCAT), from July 1999  to November 2000, Mr. Sabnani assisted in raising over $200 million in public equity financing for these companies, and served as the chief strategist and communicator for these businesses during his tenure with each. In addition, Mr. Sabnani has served as Chairman of the Board of two distinguished non-profits: Artwallah (arts festival); and TiE SoCal (venture capital networking).Mr. Sabnani was also the founder of another California charity, EndDependence (scholarships for addiction treatment).Mr. Sabnani received his BA in English Literature from UCLA in 1999.  Mr. Sabnani is not an officer or director of any other reporting company.

Suzanne Fischer. Suzanne Fischer has been WestCoast’s officer and director since January 2008. Ms. Fischer resigned as President, Secretary and Treasurer as of April 2, 2008 and her resignation as a director will become effective ten days after the Schedule 14f-1 is mailed to our stockholders Ms. Fischer has served as a financial analyst for Quest Diagnostics, a provider of diagnostic testing, information and services that patients and doctors need to make healthcare decisions since 2007. Ms. Fischer responsibilities include assisting the controller, assistant controller and sales directors with annual budgets and forecasts. From 1999 to 2006, Ms. Fischer was the assistant manager of operations at Mayan, Inc., where she reconciled cash accounts of all employees, planned and conducted the quarterly and annual physical inventory counts and developed and implemented internal controls to reduce employee theft. Ms. Fischer will complete her Bachelor of Science degree in accountancy from California State University, Northridge in May 2008. Ms. Fischer is not an officer or director of any other reporting company.

There are no family relationships among our directors or among our executive officers.

Our Board of Directors does not have an Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee because, due to the Board’s composition and our relatively limited operations, we are able to effectively manage the issues normally considered by such committees. Our new Board of Directors may undertake a review of the need for these committees.

Security holders may send communications to our board of directors by writing to 20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or other directors.

Item 6.  Executive Compensation

The following executive compensation disclosure reflects all compensation for the years ended December 31, 2007, received by our principal executive officer, principal financial officer, and most highly compensated executive officers. We refer to these individuals in this Current Report as “named executive officers.”

Summary Compensation

The following table reflects all compensation awarded to, earned by or paid to the named executive officers of General for the years ended December 31, 2007 and 2006:

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp ($)	Nonqualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Sanjay Sabnani, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, Director	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-

We did not grant any options during the last fiscal year. We have no plan pursuant to which stock options and other equity-based awards may be made to our directors, officers, employees, consultants, or third-party service providers.

Our directors will not be compensated, and our directors have not been paid any compensation in the past.

Item 7.  Certain Relationships and Related Transactions.

There are no material relationships between the Company and the current director and executive officers or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationships described below, or contemplated in the Merger Agreement.

Upon the closing of the Merger (“Closing”), Roger Arnet, a former officer, director and principal shareholder of WestCoast sold 56,818 of his shares in a private transaction and agreed to cancel the balance of his interest in WestCoast in exchange for certain computer related assets of WestCoast, valued at approximately $670.

In March 2008, Typhoon Capital, the principal member of General, purchased various strategic websites and domain names on behalf of General in exchange for a promissory note payable in the amount of $94,020. This note is due in 2 years and accrues interest at the rate of 10% beginning in May 2008.

In addition, Typhoon Capital also advanced $300,000 in cash to General and made a payment in the amount of $6,000 to a vendor of General.  As a result, General issued a promissory note payable in the amount of $306,000.  The note is due in 2 years and accrues interest at the rate of 10% beginning in May 2008.

In March 2008, Typhoon Capital transferred a total of 8.2% membership interest in General. 3.5% membership interest was transferred into a trust for parties related to the member, and 4.7% was transferred to non-related parties.

Effective ten days after the Schedule 14f-1 is mailed to our stockholders, we will not have any independent directors.  The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Item 8.  Description of Securities.

Our authorized capital stock consists of 975,000,000 common shares, par value $.001 per share.  On April 2, 2008, there were 40,056,818 common shares issued and outstanding.

Our common stock is the only class of voting securities issued and outstanding.  Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

PART II

Item 1.  Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board under the symbol “WCGE.”  We have filed the requisite paperwork for a new symbol in conjunction with our name change, and we expect to receive the new symbol within 10 business days. Our CUSIP Number changed from 95751V 102 to 22787P 107.

As of April 8, 2008, shares of our common stock have not traded on the OTC Bulletin Board.

The approximate number of stockholders of record at April 8, 2008 was 22.  The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

We have declared no dividends on our common shares and are not subject to any restrictions that limit such ability.  Dividends are declared at the sole discretion of our Board of Directors.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Item 2.  Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 3.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

At Closing, we dismissed Dale Matheson Carr-Hilton Labonte, LLP (“Dale Matheson”) as our principal accountant effective on such date, and we appointed Mendoza Berger & Company, LLP (“Mendoza”) as our new principal accountant.  Dale Matheson’s report on our financial statements for fiscal years 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.  The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2006 and 2007, and the subsequent interim period through Closing, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of  Dale Matheson, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

We engaged Mendoza as our new independent accountant as of Closing.  During fiscal years 2006 and 2007, and the subsequent interim period through Closing, we nor anyone on our behalf engaged Mendoza regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-B.

We have requested Dale Matheson to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and, if not, expressing the respects in which it does not agree.  A copy of such letter is attached hereto as Exhibit 16.1.

Item 4.  Recent Sales of Unregistered Securities.

See Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Merger and certain registration rights.

Item 5.  Indemnification of Directors and Officers.

Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the board of directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

PART F/S

GENERAL MAYHEM, LLC
REPORT AND FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of General Mayhem, LLC
Woodland Hills, California

We have audited the accompanying balance sheets of General Mayhem, LLC as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Mayhem, LLC  as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

March 31, 2008 Irvine, California

GENERAL MAYHEM, LLC
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

ASSETS
	2007	2006

Current assets:
Cash	$1,428	$55

Total current assets	1,428	55

Property and equipment, net of accumulated
depreciation of $ 4,690 and $3,857, respectively	510	1,343

Intangible assets	6,900	100

Total assets	$8,838	$1,498

LIABILITIES AND MEMBERS’ EQUITY

	2007	2006

Current liabilities:
Accounts payable and accrued expenses	$-	$800

Total current liabilities	-	800

Members’ equity	8,838	698

Total liabilities and members’ equity	$8,838	$1,498

See accompanying notes to financial statements.

GENERAL MAYHEM, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Revenue	$31,195	$23,414

Operating expenses	(50,491)	(23,470)

Loss from operations	(19,296)	(56)

Other income	480	23

Loss before provision for income taxes	(18,816)	(33)

Provision for income taxes	800	800

Net loss	(19,616)	$(833)

See accompanying notes to financial statements.

GENERAL MAYHEM, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, January 1, 2006	$7,531

Contributions	-

Draws	(6,000)

Net loss	(833)

Balance, December 31, 2006	698

Contributions	30,356

Draws	(2,600)

Net loss	(19,616)

Balance, December 31, 2007	$8,838

See accompanying notes to financial statements.

GENERAL MAYHEM, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Cash flows from operating activities:
Net loss	$(19,616)	$(833)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	833	1,493
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(800)	800

Net cash used in operating activities	(19,583)	1,460

Cash flows from investing activities:

Purchases of intangible assets	(6,800)	-

Net cash used in investing activities	(6,800)	-

Cash flows from financing activities:
Members’ contributions	30,356	-
Members’ draw	(2,600)	(6,000)

Net cash provided by (used in) financing activities	27,756	(6,000)

Net increase (decrease) in cash	1,373	(4,540)

Cash, beginning of year	55	4,595

Cash, end of year	$1,428	$55

See accompanying notes to financial statements.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

General Mayhem, LLC (“the Company”) was organized under the laws of the State of California on May 6, 2004.

General Mayhem is an internet company that specializes in developing and hosting forum based websites. The Company is headquartered in Northridge, California.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments purchased with maturity of three months or less to be cash equivalents.  At December 31, 2007 and 2006, the Company had no cash equivalents.

Fair Value of Financial Instruments

Pursuant to Statement of Financial Accounting Standards (SFAS) No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash and equivalents prepaid expense, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Identifiable Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill and intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually in the fourth quarter, or when events indicate that an impairment exists.  As required by SFAS 142, in the impairment tests for indefinite-lived intangible assets, the Company compares the estimated fair value of the indefinite-lived intangible assets, website domain names, using a combination of discounted cash flow analysis and market value comparisons.  If the carrying value exceeds the estimate of fair value, the Company calculates the impairment as the excess of the carrying value over the estimate of fair value and accordingly, records the loss.

Intangible assets that are determined to have definite lives are amortized over their useful lives and are measured for impairment only when events or circumstances indicate the carrying value may be impaired in accordance with SFAS 144 discussed below.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), the Company estimates the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may be impaired.  If the carrying value exceeds the Company’s estimate of future undiscounted cash flows, the Company then calculates the impairment as the excess of the carrying value of the asset over the Company’s estimate of its fair value.

Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130).  SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  For the years ended December 31, 2007 and 2006, the Company had no other components of comprehensive loss other than the net loss as reported on the statement of operations.

Revenue Recognition

Revenues are to be recognized in accordance with Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when (a) persuasive evidence of an arrangement exists, (b) the services have been provided to the customer, (c) the fee is fixed or determinable, and (d) collectibility is reasonably assured.

Recent Accounting Pronouncements

SFAS No. 157 – In September 2006, the FASB issued Statement 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  The Company is currently assessing the potential effect of SFAS 157 on its financial statements.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

SFAS No. 158 – In September 2006, the FASB issued Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”.  This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  The Company believes that the adoption of this standard, will not a have a material impact on its financial statements.

SFAS No. 159 – In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

SFAS No. 141 (revised 2007) – In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations. This statement replaces FASB Statement No. 141 Business Combinations.  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this Statement establishes principles and requirements for how the acquirer 1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire, 2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and 3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the potential effect of SFAS 141 (revised 2007) on its financial statements.

SFAS No. 160 – In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require 1) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, 2) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, 3) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, 4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and 5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company is currently assessing the potential effect of SFAS 160 on its financial statements.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

2.	GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net operating losses for the years ended December 31, 2007 and 2006 and additional debt or equity financing will be required by the Company to fund its activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

b
3.	INTANGIBLE ASSETS

The Company purchased website domain names for cash in the amount of $6,800 for the year ended December 31, 2007.  Management has determined that there was no impairment of long-lived assets at December 31, 2007 and 2006.

4.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of December 31, 2007 and 2006.

5.	MEMBERS’ EQUITY

For the year ended December 31, 2006, the Company had two (2) members, Typhoon Capital, the majority member, with a 50.1% ownership interest and an individual who had a 49.9% ownership interest.

During September 2007, the Company, through Typhoon Capital, purchased the individual’s 49.9% ownership interest for $25,000 in cash.  As a result, Typhoon Capital was the sole member and 100.0% owner of the Company.

GENERAL MAYHEM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

6.	PROVISION FOR INCOME TAXES

As of December 31, 2007, the Company has recognized the minimum amount of franchise tax required under California corporation law of $800.  The Company is not currently subject to further federal or state tax since it has incurred losses since its inception.

7.	RELATED PARTY TRANSACTIONS

The Company periodically receives cash advances from its sole member for the payment of various expenses.  These cash advances bear no interest, are due upon demand, and are to be repaid as cash becomes available.  In lieu of repayment, the sole member may request the Company to consider the advances as additional contributions to the member’s equity account.

8.	SUBSEQUENT EVENTS

Subsequent to the year ended December 31, 2007, the sole member, Typhoon Capital, purchased various strategic websites and domain names on behalf of the company in exchange for a promissory note payable in the amount of $94,020. This note is due in 2 years and accrues interest at the rate of 10% beginning in May 2008.

In addition, the sole member also advanced $300,000 in cash to the Company and made a payment in the amount of $6,000 to a vendor of the Company.  As a result, the Company issued a promissory note payable in the amount of $306,000.  The note is due in 2 years and accrues interest at the rate of 10% beginning in May 2008.

In March 2008, the sole member of the Company transferred a total of 8.2% membership interest in the Company. 3.5% membership interest was transferred into a trust for parties related to the member, and 4.7% was transferred to non-related parties.

PART III

Item 1.  Index to Exhibits

Exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Merger, on April 2, 2008, we issued an aggregate of 26,000,000 shares of our common stock to General’s members in exchange for their percentage of ownership of General on a pro-rata basis to their General membership.  The issuance was made pursuant to Rule 506 under Regulation D promulgated by the SEC.  We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to eleven persons, three of whom were accredited investors and none of whom were non-accredited investors (all of whom received applicable disclosure materials), and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Upon the closing of the Merger, we issued and sold an aggregate of 1,000,000 shares of our common stock to two non-U.S. Persons, as that term is defined in Rule 902 (k) of Regulation S as promulgated by the SEC, at a price of $0.89 per share.  We intend to use the net proceeds of the offering for our general working capital purposes.  There were no commissions paid on the sale of these shares. The investors were a non-U.S. persons and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchasers of the securities certified that they were not U.S. persons and were not acquiring the securities for the account or benefit of any U.S. person. The purchasers of the securities have agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

Item 5.01. Changes in Control of Registrant.

The Merger resulted in a change in control of WestCoast on April 2, 2008.  See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, concurrently with the closing of the Merger, Suzanne Fischer resigned as WestCoast’s Director, President, Secretary, and Treasurer.  Also on that date, Sanjay Sabnani was appointed as our President, Chief Executive Officer, and Chief Financial Officer.  See Part I, Item 5 “Directors and Executive Officers, Promoters and Control Persons;” Part I, Item 6 “Executive Compensation;” and Item 2.01 “Completion of Acquisition or Disposition of Assets;” above.

On April 2, 2008, Mr. Sabnani was appointed as a member of our board of directors.  However, such director appointment will not be effective until at least ten days after an Information Statement is mailed or delivered to all of our stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14(f)-1 thereunder.  Ms. Fischer resignation as a director ten days after the filing of the Schedule 14f-1 with the SEC and its mailing to all of our stockholders of record as of such date.  The Schedule 14f-1 was filed on April 3, 2008 and is anticipated to be mailed to our stockholders on April 9, 2008.  A description of the newly appointed director can be found in Item 2.01 above, in the section titled “Directors and Executive Officers, Promoters and Control Persons.”

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed a Certificate of Change with the State of Nevada to effect a 13-for-1 split of our authorized and outstanding common shares, effective March 27, 2008.  We filed Articles of Merger to effect the merger of our wholly owned subsidiary, General Mayhem Acquisition Corp.. (which General Mayhem LLC merged into) with and into the Company, effective April 8, 2008.  In connection with that merger, the Company changed its name to CrowdGather, Inc.

Item 5.06. Change in Shell Company Status.

As the result of the completion of the Mergers, WestCoast is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.  See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements.  See page 23.

(b) Shell Company Transactions. See (a) above.

(c) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among WestCoast Golf Experiences, Inc., General Mayhem LLC and General Mayhem Acquisition Corp., dated April 2, 2008
2.2*
Agreement of Merger and Plan of Merger and Reorganization dated April 8, 2008 by and between WestCoast Golf Experiences, Inc., a Nevada corporation and General Mayhem Acquisition Corp., a Nevada corporation.

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of WestCoast’s Registration Statement on Form SB-2 filed on June 20, 2005
3.2*	Certificate of Change in number of authorized shares as filed with the Secretary of State of the State of Nevada on March 27, 2008
3.3*	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 8, 2008
3.4	Bylaws of the Company, incorporated by reference to Exhibit 3.2 of WestCoast’s Registration Statement on Form SB-2 filed on June 20, 2005
4.1*	Form of Subscription Agreement
10.1*	Cancellation Agreement, by and between the Company and Roger Arnet, dated as of April 1, 2008
16.1*	Letter from Dale Matheson Carr-Hilton Labonte LLP
23.1*	Consent of Independent Registered Accounting Firm

* attached hereto

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CROWDGATHER, INC.

Date: April 8, 2008	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer